Exhibit 99.1

Sept. 28, 2026

FHLBank Indianapolis announces leadership changes

INDIANAPOLIS – The Federal Home Loan Bank of Indianapolis (FHLBank Indianapolis or Bank) today announced a series of leadership changes that align key functions with the Bank’s strategic priorities and member-focused mission.

“Our strength as a cooperative depends on our ability to listen, adapt and organize around the evolving needs of our members,” said Brendan W. McGrath, President and Chief Executive Officer of FHLBank Indianapolis. “These leadership changes build on insights from our employees, members, Board of Directors and other stakeholders to sharpen accountability, strengthen coordination across the Bank and ensure we are positioned to serve our members and the communities they support.”

The organizational changes, which go into effect immediately, include:

•Chad A. Brandt has been named Executive Vice President, Chief Financial Officer, previously serving as Senior Vice President, Chief Financial Officer, and is responsible for treasury, investments, accounting, asset-liability management, and other core functions related to the profitability of the Bank.

•Kristina L. Cunningham has been named Executive Vice President, Chief Risk and Compliance Officer, previously serving as Senior Vice President, Chief Risk and Compliance Officer, and has added all aspects of information security to her existing responsibilities.

•Jonathan W. Griffin has been named Executive Vice President, Chief Banking Officer, previously serving as Senior Vice President, Chief Business Development Officer, bringing together Business Development, Member Outreach and Communications, Member-facing Operations, Advances, the Mortgage Purchase Program, Member Credit Risk, and technology solutions supporting Bank operations and member experience through product delivery.

•John D. Bingham has been named Senior Vice President, Banking Operations, previously serving as Senior Vice President, Mortgage Purchase Program and Corporate Communications, and is responsible for the Bank’s mortgage purchase program, collateral operations and correspondent services.

•Stephanie L. Lesnet, as Senior Vice President, Chief Accounting Officer will add financial systems engineering and facilities management to her previous responsibilities related to accounting and vendor management.

•Jeffrey D. Mills has been named Senior Vice President, Chief Legal, Corporate and Community Affairs Officer, previously serving as Senior Vice President, General Counsel, bringing together the Bank’s legal and governance, government relations, corporate communications and community investments functions.

Exhibit 99.1

•Gurdeepak Singh has been named Chief Technology Officer, previously serving as Senior Director of Engineering and Architecture. Gurdeepak will be responsible for the Bank’s information technology and data excellence programs and will lead IT engineering, IT infrastructure and IT governance.

“Our mission remains unchanged: to provide reliable liquidity and support affordable housing and community development throughout Indiana and Michigan,” McGrath added. “By aligning our leadership structure with our strategic priorities, we are better positioned to respond more effectively as our members’ needs evolve.”

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Media contact information:

For more information, contact Scott Thien, Senior Corporate Communications Associate at FHLBank Indianapolis, at sthien@fhlbi.com.

Federal Home Loan Bank of Indianapolis: Building Partnerships. Serving Communities
FHLBank Indianapolis is a regional bank in the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to provide access to low-cost funding for their member financial institutions, with particular attention paid to providing solutions that support the housing and small business needs of members’ customers. FHLBanks are privately capitalized and funded, and they receive no Congressional appropriations. One of 11 independent regional cooperative banks across the U.S., FHLBank Indianapolis is owned by its Indiana and Michigan financial institution members, including commercial banks, credit unions, insurance companies, savings institutions and community development financial institutions.

For more information about FHLBank Indianapolis, visit www.fhlbi.com and follow the Bank on LinkedIn, and Instagram and X at @FHLBankIndy. (Note: Content the Bank shares on its website and social media is not incorporated by reference into any of its filings with the SEC, unless and only to the extent that a Bank filing with the SEC expressly provides to the contrary.)